Exhibit a(6)
                                                PANORAMA TRUST

                                                AMENDMENT TO
                                            DECLARATION OF TRUST

          The undersigned, Secretary of Panorama Trust (the "Trust"), does hereby certify that pursuant to Article V, Section 5.11 of the Trust's Declaration of Trust (the "Declaration of Trust") dated May 23, 1995, the following votes were duly adopted by the majority of the Trustees of the Trust at a Board meeting held on December 15, 1998:

VOTED: That the Declaration of Trust dated May 23, 1995, as amended to date, is hereby further amended so as to establish and designate a new series of the Trust, such series to be known as "Pictet European Equity Fund," and that the number of shares of such series which the Trust is authorized to issue is an unlimited number of shares of beneficial interest, par value $.001 per share, with the shares of such series having such relative rights and preferences as set forth in the Declaration of Trust for separate series; and further

VOTED: That the appropriate officers of the Trust be, and each hereby is, authorized and empowered to execute all instruments and documents and to take all actions, including the filing of an Amendment to the Trust's Declaration of Trust with the Secretary of State of the Commonwealth of Massachusetts and the Clerk of the City of Boston, Massachusetts, as they or any one of them in his or her sole discretion deems necessary or appropriate to carry out the intents and purposes of the foregoing vote.

         The undersigned, Secretary of Panorama Trust (the "Trust"), does hereby certify that pursuant to Article VIII, Section 8.3 of the Trust's Declaration of Trust (the "Declaration of Trust") dated May 23, 1995, the following votes were duly adopted by the majority of the Trustees of the Trust at a Board meeting held on April 9, 1999:

               VOTED: That the Declaration of Trust dated May 23, 1995, as amended to date, is hereby further amended so as to change the address of the Trust to 101 Federal Street, Boston, MA 02110; and further

VOTED: That the appropriate officers of the Trust be, and each hereby is, authorized and empowered to execute all instruments and documents and to take all actions, including the filing of an Amendment to the Trust's Declaration of Trust with the Secretary of State of the Commonwealth of Massachusetts and the Clerk of the City of Boston, Massachusetts, as they or any one of them in his or her sole discretion deems necessary or appropriate to carry out the intents and purposes of the foregoing vote.

         IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 13th day of April, 1999.
                                                     /s/Gail A. Hanson
                                                     Gail A. Hanson
                                                     Secretary